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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 18, 2003

California Coastal Communities, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17189 (Commission File Number)	02-0426634 (I.R.S. Employer Identification No.)
6 Executive Circle, Suite 250, Irvine, California (Address of principal executive offices)	92614 (Zip Code)

(949) 250-7700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)

Item 9.    Regulation FD Disclosure.

        On February 18, 2003, the Registrant issued the following press release regarding a February 14, 2003 court opinion, a copy of which is attached as Exhibit 99.1:

NEWS RELEASE

Contacts:	Raymond J. Pacini Chief Executive Officer California Coastal Communities, Inc. (949) 250-7781	Lucy Dunn Executive Vice President Hearthside Homes, Inc. (949) 250-7703

CALC Reports Final Court Ruling:
—No Substantive Changes from Court's November 2002 Tentative Ruling
—Commission's November 2000 Actions are of No Force or Effect

CALC Will Continue to Seek Reasonable Development
Without any Burden From Past Commission Findings

        IRVINE, California, February 18, 2003—California Coastal Communities, Inc. (NASDAQ: CALC) reported today that it has just received the San Diego Superior Court's final ruling, dated February 14, 2003, which declares that the California Coastal Commission's November 2000 actions are no longer of any force or effect; therefore the Company's writ of mandate petition which challenged those actions was denied. The court's ruling also states that there is not sufficient evidence to invoke the futility doctrine, making the Company's inverse condemnation claim premature at this time.

        The Court's ruling is based upon the fact that the Commission's decision of November 2000—which, among other things, proposed that development of the Bolsa Chica Mesa be limited to the upper bench and that the lower bench be designated as a conservation area—expired when the County of Orange expressly rejected the Commission's suggestions in May 2001.

        Ray Pacini, CEO of the Company, stated: "The important thing to remember is that the judge's final ruling clearly states that we can start fresh. The judge has ruled that the Commission's decision of November 2000 is of no force or effect and there is no Coastal Commission determination that the lower bench may not be developed."

        "The ultimate goal of our litigation against the Commission was to achieve a clean slate for us to pursue reasonable development of our property. This result achieved that goal, even though the court has denied our petition and rendered our takings case premature," he said.

        The Company currently has a permit application pending at the Commission for 379 homes on the upper bench, which was approved by the County of Orange last year.

        The Company is a residential land development and homebuilding company operating in Southern California. The Company's principal subsidiaries are Signal Landmark and Hearthside Homes, Inc. Signal Landmark owns 208 acres on the Bolsa Chica Mesa, which overlooks the Pacific Ocean and the Bolsa Chica wetlands in Orange County, CA, along with an additional 100 acres at Bolsa Chica. Hearthside Homes, Inc. is currently building 86 homes in the Chapman Heights master-planned golf-course community in Yucaipa, CA 176 homes in the Providence Ranch community in Riverside County, CA, and 84 homes in the Victoria Grove community of Riverside County.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

        Certain of the foregoing information contain forward-looking statements that relate to future events or the Company's future financial performance. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", "continue", or the negative of such terms or other comparable terminology. These forward-looking statements include, but are not limited to statements about the Company's plans, objectives, goals, expectations and intentions, the timing and outcomes of real estate development, the timing and outcomes of litigation, regulatory approval processes or administrative proceedings, and other statements contained herein that are not historical facts.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

California Coastal Communities, Inc.
Date: February 18, 2003	By:	/s/ RAYMOND J. PACINI Raymond J. Pacini Chief Executive Officer

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  Item 9. Regulation FD Disclosure.
CALC Reports Final Court Ruling: —No Substantive Changes from Court's November 2002 Tentative Ruling —Commission's November 2000 Actions are of No Force or Effect
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
SIGNATURES